Exhibit 99.1

FOR IMMEDIATE RELEASE                                                            Contact:

Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 1st Quarter 2012 Results

    MILWAUKEE, April 20, 2012 -- ManpowerGroup (NYSE: MAN) today reported that net earnings for the three months ended March 31, 2012 were $40.2 million, or 50 cents per diluted share, compared to net earnings of $35.7 million, or 43 cents per diluted share, a year earlier. Revenues for the first quarter were $5.1 billion, similar to the prior year, up 3% in constant currency.

Net earnings in the first quarter were negatively impacted by 2 cents per diluted share, as foreign currencies were relatively weaker compared to the prior year period.

Jeffrey A. Joerres, ManpowerGroup Chairman and CEO, said, “We were able to achieve very solid profitability despite the continued headwinds of slow economic growth. Our geographic foot print, wide range of offerings and very good expense management contributed to the strong quarter. Our workforce solutions business continued to grow by solid double digits while our permanent recruitment business continues to outpace last year.

“We anticipate second quarter earnings per share will range between 68 cents to 76 cents. This includes an unfavorable impact of 4 cents per share related to currency changes in the quarter.”

In conjunction with its first quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on April 20, 2012 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com/investors.

Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com/investors.

About ManpowerGroup™
ManpowerGroup™ (NYSE: MAN), the world leader in innovative workforce solutions, creates and delivers high-impact solutions that enable our clients to achieve their business goals and enhance their competitiveness. With over 60 years of experience, our $22 billion company creates unique time to value through a comprehensive suite of innovative solutions that help clients win in the Human Age. These solutions cover an entire range of talent-driven needs from recruitment and assessment, training and development, and career management, to outsourcing and workforce consulting. ManpowerGroup maintains the world's largest and industry-leading network of nearly 3,800 offices in 80 countries and territories, generating a dynamic mix of an unmatched global footprint with valuable insight and local expertise to meet the needs of its 400,000 clients per year, across all industry sectors, small and medium-sized enterprises, local, multinational and global companies. By connecting our deep understanding of human potential to the ambitions of clients, ManpowerGroup helps the organizations and individuals we serve achieve more than they imagined — because their success leads to our success. And by creating these powerful connections, we create power that drives organizations forward, accelerates personal success and builds more sustainable communities. We help power the world of work. The ManpowerGroup suite of solutions is offered through ManpowerGroup™ Solutions, Manpower®, Experis™ and Right Management®. Learn more about how the ManpowerGroup can help you win in the Human Age at www.manpowergroup.com.

ManpowerGroup is the most trusted brand in the industry, and was once again the only company in our industry to be named to the Ethisphere Institute's 2012 World's Most Ethical Companies list for our proven commitment to ethical business practices, including an outstanding commitment to ethical leadership, compliance practices and corporate social responsibility.

In January 2011, at the World Economic Forum Annual Meeting in Davos, Switzerland, ManpowerGroup announced the world has entered the Human Age, where talent has replaced capital as the key competitive differentiator. This concept of talentism as the new capitalism continues to resonate and was echoed as a core theme of the 2012 Annual Meeting of the World Economic Forum in Davos. Learn more about this new age at www.manpowergroup.com/humanage.

Gain access to ManpowerGroup's extensive thought leadership papers, annual Talent Shortage surveys and the Manpower Employment Outlook Survey, one of the most trusted indices of employment activity in the world, via the ManpowerGroup World of Work Insight iPad application. This thought leadership app explores the challenges faced by employers navigating the changing world of work and provides in-depth commentary, analysis, insight and advice on strategies for success.

Follow ManpowerGroup Chairman and CEO Jeff Joerres on Twitter: twitter.com/manpowergroupjj. Joerres is one of only six Fortune 500 CEOs who leverages a Twitter account to get his message out.

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2011, which information is incorporated herein by reference.

###

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2012	2011	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,096.4	$5,072.4	0.5%	3.0%
Cost of services	4,249.0	4,214.8	0.8%	3.4%
Gross profit	847.4	857.6	-1.2%	1.1%
Selling and administrative expenses	753.6	772.0	-2.4%	-0.3%
Operating profit	93.8	85.6	9.5%	13.9%
Interest and other expenses	11.8	11.1	5.3%
Earnings before income taxes	82.0	74.5	10.1%	14.7%
Provision for income taxes	41.8	38.8	7.6%
Net earnings	$40.2	$35.7	12.8%	17.5%
Net earnings per share - basic	$0.50	$0.44	13.6%
Net earnings per share - diluted	$0.50	$0.43	16.3%	20.9%
Weighted average shares - basic	80.2	81.9	-2.0%
Weighted average shares - diluted	80.9	83.6	-3.3%

(a) Revenues from services include fees received from our franchise offices of $5.4 million and $5.9 million for the three months ended March 31, 2012 and 2011, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $253.9 million and $274.5 million for the three months ended March 31, 2012 and 2011, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2012	2011	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$735.8	$750.9	-2.0%	-2.0%
Other Americas	402.5	361.8	11.3%	16.1%
	1,138.3	1,112.7	2.3%	3.9%
Southern Europe:
France	1,291.8	1,353.8	-4.6%	-0.4%
Italy	267.5	284.6	-6.0%	-1.9%
Other Southern Europe	195.2	180.0	8.5%	13.7%
	1,754.5	1,818.4	-3.5%	0.7%
Northern Europe	1,444.0	1,456.6	-0.9%	2.6%
APME	680.0	602.9	12.8%	9.8%
Right Management	79.6	81.8	-2.6%	-2.0%
	$5,096.4	$5,072.4	0.5%	3.0%

Operating Unit Profit:
Americas:
United States	$6.9	$8.7	-20.8%	-20.8%
Other Americas	15.3	12.8	19.7%	26.2%
	22.2	21.5	3.4%	7.2%
Southern Europe:
France	5.5	12.0	-54.3%	-51.4%
Italy	14.5	12.9	12.7%	18.0%
Other Southern Europe	3.5	2.2	56.0%	64.9%
	23.5	27.1	-13.4%	-8.8%
Northern Europe	43.9	41.9	4.8%	8.3%
APME	19.6	16.5	18.5%	16.1%
Right Management	2.5	3.3	-24.6%	-24.5%
	111.7	110.3
Corporate expenses	(26.3)	(32.0)
Intangible asset amortization expense	(9.0)	(9.6)
Reclassification of French business tax	17.4	16.9
Operating profit	93.8	85.6	9.5%	13.9%
Interest and other expenses (b)	(11.8)	(11.1)
Earnings before income taxes	$82.0	$74.5

(a) In the United States, revenues from services include fees received from our franchise offices of $3.2 million and $2.7 million for the three months ended March 31, 2012 and 2011, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $164.4 million and $148.5 million for the three months ended March 31, 2012 and 2011, respectively.

(b) The components of interest and other expenses were:
	2012	2011
Interest expense	$10.6	$10.2
Interest income	(1.8)	(1.4)
Foreign exchange (gain) loss	(0.2)	0.5
Miscellaneous expenses, net	3.2	1.8
	$11.8	$11.1

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Mar. 31	Dec. 31
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$553.5	$580.5
Accounts receivable, net	4,232.7	4,181.3
Prepaid expenses and other assets	189.7	176.3
Future income tax benefits	56.5	52.4
Total current assets	5,032.4	4,990.5
Other assets:
Goodwill and other intangible assets, net	1,342.9	1,339.6
Other assets	417.1	395.1
Total other assets	1,760.0	1,734.7
Property and equipment:
Land, buildings, leasehold improvements and equipment	710.9	685.6
Less: accumulated depreciation and amortization	530.0	511.1
Net property and equipment	180.9	174.5
Total assets	$6,973.3	$6,899.7
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,432.2	$1,370.6
Employee compensation payable	189.7	221.9
Accrued liabilities	513.0	520.8
Accrued payroll taxes and insurance	649.8	712.4
Value added taxes payable	488.0	502.3
Short-term borrowings and current maturities of long-term debt	454.2	434.2
Total current liabilities	3,726.9	3,762.2
Other liabilities:
Long-term debt	267.6	266.0
Other long-term liabilities	410.3	388.1
Total other liabilities	677.9	654.1
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	2,849.8	2,839.9
Retained earnings	1,011.9	971.7
Accumulated other comprehensive income	74.8	35.3
Treasury stock, at cost	(1,369.1)	(1,364.6)
Total shareholders' equity	2,568.5	2,483.4
Total liabilities and shareholders' equity	$6,973.3	$6,899.7

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	March 31
	2012	2011
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$40.2	$35.7
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	24.3	25.9
Deferred income taxes	(0.8)	(2.9)
Provision for doubtful accounts	5.0	5.9
Share-based compensation	6.9	8.2
Excess tax benefit on exercise of share-based awards	-	(0.5)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	34.4	(212.9)
Other assets	(16.7)	(6.3)
Other liabilities	(114.0)	(12.8)
Cash used in operating activities	(20.7)	(159.7)
Cash Flows from Investing Activities:
Capital expenditures	(19.7)	(11.2)
Acquisitions of businesses, net of cash acquired	(1.5)	-
Proceeds from sales of property and equipment	0.1	1.1
Cash used in investing activities	(21.1)	(10.1)
Cash Flows from Financing Activities:
Net change in short-term borrowings	9.5	9.6
Proceeds from long-term debt	0.1	0.1
Repayments of long-term debt	(8.4)	(0.1)
Proceeds from share-based awards	3.5	5.2
Other share-based award transactions, net	(4.5)	0.5
Cash provided by financing activities	0.2	15.3
Effect of exchange rate changes on cash	14.6	31.4
Change in cash and cash equivalents	(27.0)	(123.1)
Cash and cash equivalents, beginning of period	580.5	772.6
Cash and cash equivalents, end of period	$553.5	$649.5